Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G/A

The undersigned hereby agree as follows:

(i)            Each of them is individually eligible to use the Schedule 13G/A to which this Exhibit is attached, and such Schedule 13G/A is filed on behalf of each of them; and

(ii)           Each of them is responsible for the timely filing of such Schedule 13G/A and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: March 19, 2010

ARES CORPORATE OPPORTUNITIES FUND, L.P.

By:	ACOF OPERATING MANAGER, L.P.,
Its Manager

	By:	/s/ Joshua M. Bloomstein
Authorized Signatory

ACOF MANAGEMENT, L.P.

By:	ACOF OPERATING MANAGER, L.P.,
Its General Partner

	By:	/s/ Joshua M. Bloomstein
Authorized Signatory

ACOF OPERATING MANAGER, L.P.

By:	/s/ Joshua M. Bloomstein
Authorized Signatory

ARES MANAGEMENT LLC

By:	/s/ Joshua M. Bloomstein
Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY LLC

By:	/s/ Michael D. Weiner
Authorized Signatory